BioSpecifics Technologies Corp. Announces Publication of
Encouraging Data for Uterine Fibroid Treatment with CCH in
American Journal of Obstetrics & Gynecology

LYNBROOK, NY – May 31, 2016 – BioSpecifics Technologies Corp. (NASDAQ: BSTC), a biopharmaceutical company that originated and continues to develop collagenase based-therapies with a first in class collagenase-based product marketed as XIAFLEX® in the U.S. and Xiapex® in Europe, today announced the publication of data highlighting the efficacy of collagenase clostridium histolyticum (CCH) for the treatment of uterine fibroids in the May 2016 issue of the American Journal of Obstetrics & Gynecology in an article titled, “Loss of Stiffness in Collagen-Rich Uterine Fibroids after Digestion with Purified Collagenase Clostridium Histolyticum.” The data show that highly purified CCH can reduce the stiffness of human uterine fibroids ex-vivo and potentially decrease their size.

“These encouraging data showing reduction in stiffness are exciting as they demonstrate the benefits of CCH as a potential non-surgical treatment for uterine fibroid patients and further support our plans to initiate a Phase I trial in the second half of this year,” said Thomas L. Wegman, President of BioSpecifics. “Uterine fibroids have a substantial content of collagen, which is believed to contribute to the many morbidities associated with the condition. We aim to demonstrate how CCH can ultimately lead to improved patient outcomes in a non-surgical setting due to its ability to improve elasticity which may lead to shrinkage through changed mechanotransduction and potentially result in reduced fibroid symptoms of pain and bleeding.”

“Uterine fibroids are a significant health problem and the leading cause of hysterectomies in the U.S. They occur in 70-80 percent of women before age 50 and often cause bleeding and pain and can interfere considerably with daily life. There are limited current treatment options available to patients and we look forward to the start of the CCH trial later this year,” said the study’s lead author, Dr. Phyllis Leppert, Professor of Obstetrics and Gynecology at Duke University School of Medicine.

In this preclinical study, uterine fibroid tissue samples were removed from uterine fibroids that were obtained from subjects undergoing scheduled hysterectomies. These tissue samples were injected with diluent, placebo, or highly purified CCH at three different dose levels. Fibrosis in untreated fibroids ranged from 37% to 77%, while fibrosis after treatment with collagenase for 96 hours ranged from 2.4% to 5.3% . A significant decrease in stiffness was achieved with all doses and at all time points.

This collaborative study was conducted with support from BioSpecifics by researchers at Duke Medicine including Dr. Friederike Jayes, D.V.M., Ph.D. and Dr. Phyllis Leppert, Professors of Obstetrics and Gynecology at Duke University School of Medicine. Dr. Leppert is a leading researcher in the molecular biology and development of medical treatments for uterine fibroids. This work stems from earlier work of Dr. Leppert conducted at the National Institutes of Health which demonstrated that disorganized interstitial collagens are a major component of uterine fibroids.

The article can be accessed online at www.ajog.com.

About Uterine Fibroids

Uterine fibroids are benign tumors with significant co-morbidities, which can include pelvic discomfort and pain, decreased fertility, pregnancy complications, increased rate of miscarriage, heavy menstrual bleeding and frequent urination, and they contain large amounts of collagen. Uterine fibroids are the primary indication for hysterectomy in this country, accounting for approximately 200,000 annually. Uterine fibroids have been estimated to cost up to $9 billion annually in the U.S.

About BioSpecifics Technologies Corp.

BioSpecifics Technologies Corp. is a biopharmaceutical company that has developed injectable collagenase for twelve clinical indications to date. Injectable collagenase is marketed as XIAFLEX® in the U.S. for the treatment of Dupuytren's contracture and Peyronie's disease by BioSpecifics' partner, Endo International plc (Endo). XIAFLEX® is also commercialized in Japan, Europe, Canada and Australia for Dupuytren's contracture and also for Peyronie's disease in Europe. Endo has the following partnerships outside the U.S. for these two indications: Swedish Orphan Biovitrum AB (Sobi) has marketing rights for Xiapex® (the European tradename for XIAFLEX) in 71 Eurasian and African countries, Actelion Pharmaceuticals Ltd. (Actelion) has marketing rights in Canada and Australia and Asahi Kasei Pharma Corporation (Asahi) has marketing rights in Japan. Sobi is currently selling Xiapex in Europe for the treatment of Dupuytren's contracture and Peyronie's disease. Asahi has received regulatory approval and is currently selling XIAFLEX for the treatment of Dupuytren's contracture in Japan. Actelion has received regulatory approval for and is currently selling XIAFLEX in Canada and Australia for the treatment of Dupuytren's contracture. The XIAFLEX development pipeline includes several additional promising indications. Endo is currently managing the development of cellulite, adhesive capsulitis, canine lipoma, lateral hip fat and plantar fibromatosis. BioSpecifics is currently managing the clinical development of human lipoma and plans to initiate clinical development of uterine fibroids in the second half of 2016. For more information, please visit www.biospecifics.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of, and made pursuant to the safe harbor provisions of, the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding the company’s strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, expected revenue growth, and the assumptions underlying or relating to such statements, are “forward-looking statements.” The forward-looking statements in this press release include statements concerning, among other things, the potential benefits of CCH as a non-surgical treatment for uterine fibroids and the timing of a Phase I clinical trial of CCH for uterine fibroids. In some cases, these statements can be identified by forward-looking words such as “believe,” “expect,” “plan”, “may,” “will,” “can,” and “could,” the negative or plural of these words, and other similar expressions. These forward-looking statements are predictions based on BioSpecifics’ current expectations and its projections about future events and various assumptions. There can be no assurance that BioSpecifics will realize its expectations or that BioSpecifics’ beliefs will prove correct. There are a number of important factors that could cause BioSpecifics’ actual results to differ materially from those indicated by such forward-looking statements, including the timing of regulatory filings and action; the ability of Endo and its partners, Asahi Kasei Pharma Corporation, Actelion Pharmaceuticals Ltd. and Swedish Orphan Biovitrum AB, to achieve their objectives for XIAFLEX in their applicable territories; the market for XIAFLEX in, and timing, initiation and outcome of clinical trials for, additional indications including frozen shoulder, cellulite, human lipoma, canine lipoma, uterine fibroids, plantar fibromatosis and lateral hip fat all of which will determine the amount of milestone, royalty, mark-up on cost of goods sold, license and sublicense income BioSpecifics may receive; the potential of CCH to be used in additional indications; Endo modifying its objectives or allocating resources other than to XIAFLEX; and other risk factors identified in BioSpecifics’ Annual Report on Form 10-K for the year ended December 31, 2015, Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and its Current Reports on Form 8-K filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, are expressly qualified in their entirety by the cautionary statements included in this press release and, except as may be required by law, BioSpecifics assumes no obligation to update these forward-looking statements.

Contact:

BioSpecifics Technologies Corp.
Thomas L. Wegman, President
(516) 593-7000
thomas_wegman@biospecifics.com